SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT



                Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  April 4, 1996



                    Champion Enterprises, Inc.
     -------------------------------------------------------
      (Exact name of registrant as specified in its charter)



                             Michigan
          ---------------------------------------------
          (State or other jurisdiction of incorporation)



               1-9751                       38-2743168
- -----------------------------   ---------------------------------
     (Commission File Number)   (IRS Employer Identification No.)


 2701 University Drive, Suite 320, Auburn Hills, Michigan  48326
 ---------------------------------------------------------------
 (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (810)340-9090








Item 5.  Other Events.
         ------------

     On April 4, 1996 Champion Enterprises, Inc. (the "Registrant") announced that it had purchased the assets and assumed certain liabilities of Grand Manor, Inc. In addition, the Registrant announced that it had entered into a definitive agreement to purchase the stock of Homes of Legend, Inc. and the assets of Legend Realty, Inc. in related transactions. The combined purchase price for these transactions is approximately $33 million, which will be financed from available cash and bank borrowings under the Registrant's revolving credit facility. Consummation of the Homes of Legend and Legend Realty, Inc. transactions is subject to certain conditions, including completion of due diligence and governmental clearance in accordance with the Hart-Scott-Rodino Act, and closing is expected within 60 days after April 4, 1996. The press release announcing these acquisitions is attached hereto as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     Exhibit
     Number
     -------
       99.1         Press Release issued April 4, 1996


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHAMPION ENTERPRISES, INC.



                              /S/ A. JACQUELINE DOUT
                              ---------------------------
                              A. Jacqueline Dout
                              Executive Vice President
                              and Chief Financial Officer





April 11, 1996



                        INDEX TO EXHIBITS




Exhibit No.                   Description
- -----------                   -----------

   99.1        Press Release issued April 4, 1996